                                                                  EXHIBIT (k)(1)

                                                December 20, 2004

PFPC Inc.
4400 Computer Drive
Westborough, MA 01581-5120
Attn:  President

     Re:  Eaton Vance Enhanced Equity Income Fund II

Dear Sirs:

Please be advised that, pursuant to Trustee action taken on December 20, 2004, your firm was appointed transfer and dividend disbursing agent for Eaton Vance Enhanced Equity Income Fund II. Accordingly, pursuant to Sections 10(e) and 12(a) of that certain Amended and Restated Transfer Agency and Services Agreement dated as of June 16, 2003, by and between PFPC Inc. and each of the various Eaton Vance Funds listed on Exhibit 1 thereto (the "Agreement"), you are hereby notified that Eaton Vance Enhanced Equity Income Fund II has been added as a party to the Agreement and that Exhibit 1 and Schedule B to the Agreement (as attached hereto) are hereby restated in their entirety.

                                    Eaton Vance Enhanced Equity Income Fund II


                                    By:  /s/ Duncan W. Richardson
                                         --------------------------------------
                                         President








Accepted and Acknowledged:

PFPC Inc.


By:  /s/ Michael G. McCarthy
     ----------------------------------
     Authorized Officer
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                                                                       EXHIBIT 1

                                  LIST OF FUNDS
                           Restated December 20, 2004

Eaton Vance Municipal Income Trust
Eaton Vance California Municipal Income Trust
Eaton Vance Florida Municipal Income Trust
Eaton Vance Massachusetts Municipal Income Trust
Eaton Vance Michigan Municipal Income Trust
Eaton Vance New Jersey Municipal Income Trust
Eaton Vance New York Municipal Income Trust
Eaton Vance Ohio Municipal Income Trust
Eaton Vance Pennsylvania Municipal Income Trust

Eaton Vance Insured Municipal Bond Fund
Eaton Vance Insured California Municipal Bond Fund
Eaton Vance Insured New York Municipal Bond Fund

Eaton Vance Insured Municipal Bond Fund II
Eaton Vance Insured California Municipal Bond Fund II
Eaton Vance Insured Florida Municipal Bond Fund
Eaton Vance Insured Massachusetts Municipal Bond Fund
Eaton Vance Insured Michigan Municipal Bond Fund
Eaton Vance Insured New Jersey Municipal Bond Fund
Eaton Vance Insured New York Municipal Bond Fund II
Eaton Vance Insured Ohio Municipal Bond Fund
Eaton Vance Pennsylvania Municipal Bond Fund

Eaton Vance Limited Duration Income Fund

Eaton Vance Tax-Advantaged Dividend Income Fund

Eaton Vance Senior Floating-Rate Trust

Eaton Vance Tax-Advantaged Global Dividend Income Fund

Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund

Eaton Vance Floating-Rate Income Trust

Eaton Vance Enhanced Equity Income Fund

Eaton Vance Enhanced Equity Income Fund II
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                                   SCHEDULE B
                                   ----------

                              Restated May 21, 2004

                                  FEE SCHEDULE


1. Initial Public Offering Fees
   ----------------------------

   IPO Project Administration Fee:             $3,000 per Fund

   IPO Project Administration Fee covers:

          Issuance of up to 1,000 certificates - Issuance of certificates in excess of 1,000 to be billed at $2.00 per certificate

          Administration coordination with IPO client, underwriter and legal representatives

          Attendance at closing (out of pocket expenses associated with such attendance will be billed as incurred)

          Set-up, testing and implementation of electronic settlement and delivery of shares through The Depository Trust Company

2. Over-allotment Fee: $1,000 per Fund:
   ------------------------------------

                  Applies in the event that the underwriters elect to exercise an over-allotment option which requires a second closing


3. Standard Service Fee:
   --------------------

   (a) The following standard service fees shall apply with respect to the shares offered by: Eaton Vance Insured Municipal Bond Fund;

                Eaton Vance Insured California Municipal Bond Fund;
                Eaton Vance Insured New York Municipal Bond Fund;
                Eaton Vance Limited Duration Income Fund;
                Eaton Vance Tax-Advantaged Dividend Income Fund;
                Eaton Vance Senior Floating-Rate Trust;
                Eaton Vance Tax-Advantaged Global Dividend Income Fund;
                Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund; Eaton Vance Floating-Rate Income Trust;
                Eaton Vance Enhanced Equity Income Fund; and
                Eaton Vance Enhanced Equity Income Fund II

          Annual Service Fee:                         $15.00 Per Account

          Monthly Minimum Fee:                        $5,000.00
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   (b)    The  following  standard  service fees shall apply with respect to the shares offered by:

                Eaton Vance Municipal Income Trust;
                Eaton Vance California Municipal Income Trust; Eaton Vance Florida Municipal Income Trust;
                Eaton Vance Massachusetts Municipal Income Trust; Eaton Vance Michigan Municipal Income Trust; Eaton Vance New Jersey Municipal Income Trust; Eaton Vance New York Municipal Income Trust; Eaton Vance Ohio Municipal Income Trust; and Eaton Vance Pennsylvania Municipal Income Trust.

          Each Fund shall pay 9 basis points annually on the average daily net assets, paid monthly, in arrears, with respect to the shares offered by the Fund.

   (c) The following standard service fees shall apply with respect to the shares offered by:

                Eaton Vance Insured Municipal Bond Fund II;
                Eaton Vance Insured California Municipal Bond Fund II; Eaton Vance Insured Florida Municipal Bond Fund;
                Eaton Vance Insured Massachusetts Municipal Bond Fund; Eaton Vance Insured Michigan Municipal Bond Fund; Eaton Vance Insured New Jersey Municipal Bond Fund; Eaton Vance Insured New York Municipal Bond Fund II; Eaton Vance Insured Ohio Municipal Bond Fund; and Eaton Vance Insured Pennsylvania Municipal Bond Fund.

          Each Fund shall pay 7.5 basis points annually on the average daily net assets, paid monthly, in arrears, with respect to the shares offered by the Fund.

After the one year anniversary of the effective date of this Agreement, PFPC may adjust the above fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Fund's monthly fees (or the Effective Date absent a prior such adjustment).